Exhibit 99.1

           Telular Corporation Reports 64% Revenue Increase and Profit in Fourth Quarter

    VERNON HILLS, Ill.--(BUSINESS WIRE)--Oct. 28, 2004--Telular
Corporation (Nasdaq:WRLS):

    Fourth Quarter Highlights

    --  Total revenue increased 64% over last year to $18.6 million

    --  Gross margin improved to 30% from 23% last year

    -- Profit of $0.04 per share from a loss of $0.25 per share last year

    --  Record Telguard(R) wireless alarm system sales

    -- Appoints two new board members; Richard D. Haning to leave board

    Telular Corporation today reported that quarterly revenue rose $7.3 million, or 64%, to $18.6 million from $11.3 million last year. The Company reported a quarterly net income of $0.5 million, or $0.04 per share, compared to a net loss of $3.2 million, or $0.25 per share, last year for its fourth quarter ended September 30, 2004.
    "We are pleased to finish fiscal year 2004 on a strong note, with robust Phonecell(R) revenue growth from the Americas and record sales from our Telguard unit," said Ken Millard, chairman and chief executive officer.
    For its full fiscal year 2004, the Company reported revenue increased to $76.0 million or 21% from $63.0 million last year. The Company reported a net loss of $0.7 million, or $0.05 per share, for fiscal year 2004, compared to a net loss of $3.9 million, or $0.30 per share, last year.

    Operating Details

    Phonecell(R) fixed wireless terminal sales of $14.4 million increased $6.5 million or 81% during the fourth quarter compared to last year, while Telguard(R) wireless alarm system sales of $4.0 million increased $0.6 million or 19% over last year.
    For the full fiscal year, Fixed Wireless sales of $61.7 million increased $11.6 million or 23% from $50.1 million last year. On the same basis, Wireless Alarm revenues of $14.1 million increased 9% from $12.8 million last year.
    The Company said it received $0.2 million in royalties from licensees of its technology during the fourth quarter and full fiscal year.
    The Company's gross margin increased to 30% from 23% during the fourth quarter compared to last year. The increase resulted from favorable product mix and increased volume. On a full fiscal year basis, gross margin of 28% was unchanged from last year.
    Operating expenses for the fourth quarter of $5.2 million were $0.6 million or 10% less than last year. On a full fiscal year basis, operating expenses of $21.9 million increased $0.7 million or 3% from last year.
    The Company generated $0.4 million in cash during the fourth quarter, compared to a $3.3 million decrease in cash during the same quarter last year. For the full fiscal year, the Company used $1.2 million of cash compared to $10.0 million used last year.
    "Excluding the impact of changes in working capital items, the Company generated $2.3 million in cash from operations during fiscal year 2004," added Millard.

    New Board Members Appointed; Haning To Resign From Board

    Separately, Telular reported that Lawrence S. Barker and Kevin J. Wiley would join its board as independent directors on November 1, 2004. Barker is President and CEO of Visual Networks, Inc. (Nasdaq:VNWK) and Wiley has held senior management positions at Next Level Communications and Motorola.
    Also effective November 1, 2004, Richard D. Haning will resign from the board of directors. The Company thanked Haning for his service on its board since 1995.

    Investor Conference Call

    Telular's quarterly conference call will be held today, October 28, 2004 at 10:00 A.M. CDT. To participate on the teleconference from the United States dial (800) 839-6489 at least 15 minutes prior to the start of the call. International attendees wishing to participate on the call can gain access by dialing +1 (706) 634-2227. You may also monitor the call via webcast at http://audioevent.mshow.com/189151.

    About Telular

    Telular Corporation is a leader in the design and manufacturing of wireless products. Telular's proprietary telecommunications interface technology enables standard phones, fax machines, computer modems or monitored alarm systems to utilize available cellular wireless service for either primary or back-up telecommunications. Their product lines incorporate the world's leading cellular standards (CDMA, GSM, TDMA, AMPS) and are marketed worldwide. Headquartered in Vernon Hills, Illinois, Telular has regional sales offices in Atlanta, Miami, London, Singapore, Mexico City, Beijing and Johannesburg. For further company information, visit Telular at http://www.telular.com.

    Please be advised that some of the information in this release presents the Company's intentions, beliefs, judgments and expectations of the future and are forward-looking statements. It is important to note that the Company's actual results could differ materially from these forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's report on Form 10-K for the fiscal year ended September 30, 2003. Copies of these filings may be obtained by contacting the Company or the SEC.

    Financial Tables Follow...


                         TELULAR CORPORATION
                CONDENSED CONSOLIDATED BALANCE SHEETS
                     AND STATEMENTS OF CASH FLOWS
              (Dollars in thousands, except share data)

                            BALANCE SHEET

                                           September 30, September 30,
                                              2004           2003
                                          -------------  -------------

ASSETS
  Cash and cash equivalents              $      22,677  $      23,861
  Trade accounts receivable, net of
   allowance for doubtful accounts of
   $192 and $103 at September 30, 2004
   and 2003, respectively                       12,844          8,328
  Inventories, net                              10,636         11,184
  Prepaid expenses and other current assets        222            556
                                          -------------  -------------
  Total current assets                          46,379         43,929

  Property and equipment, net                    3,130          3,475
  Other assets                                   4,857          5,457

                                          -------------  -------------
  Total assets                           $      54,366  $      52,861
                                          =============  =============


LIABILITIES AND STOCKHOLDERS' EQUITY

  Current liabilities                    $       9,565  $       9,351
  Total stockholders' equity (a)                44,801         43,510

                                          -------------  -------------
  Total liabilities and stockholders'
   equity                                $      54,366  $      52,861
                                          =============  =============

  (a) At September 30, 2004, 13,277,143 shares were outstanding


           CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS

                                            Year Ended September 30,
                                              2004           2003
                                          -------------  -------------

      Net cash used in operating
       activities                              $(1,920)       $(5,849)

      Net cash provided by (used in)
       investing activities                     (1,115)           280
                                          -------------  -------------

      Net cash used before financing
       activities                              $(3,035)       $(5,569)
                                          -------------  -------------

      Net cash provided by (used in)
       financing activities                      1,851         (4,382)

      Net decrease in cash and cash
       equivalents                             $(1,184)       $(9,951)
                                          =============  =============


                          TELULAR CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (Dollars in thousands, except share data)

                                               Three Months Ended
                                                  September 30,
                                              2004           2003
                                          -------------  -------------
                                           (Unaudited)    (Unaudited)

Net product sales                              $16,313         $9,450
Service revenue                                  2,079          1,851
Royalty revenue                                    197              -
                                          -------------  -------------
Total revenue                                   18,589         11,301

Net product cost of sales                       11,727          7,516
Service cost of sales                            1,205          1,241
                                          -------------  -------------
Total cost of sales                             12,932          8,757

Gross margin                                     5,657          2,544

Engineering and development expenses             1,967          1,809
Selling and marketing expenses                   1,992          2,633
General and administrative expenses              1,195          1,314
                                          -------------  -------------
   Income (loss) from operations                   503         (3,212)

Other income (expense), net                          1             (8)
                                          -------------  -------------

Net income (loss)                                 $504        $(3,220)
                                          =============  =============

Net income (loss) per common share
Basic                                            $0.04         $(0.25)
Diluted                                          $0.04         $(0.25)

Weighted average number of common shares
 outstanding
Basic                                       13,240,858     12,948,673
Diluted                                     13,561,082     12,948,673


                          TELULAR CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (Dollars in thousands, except share data)

                                            Year Ended September 30,
                                               2004           2003
                                          -------------  -------------


Net product sales                              $67,873        $55,652
Service revenue                                  7,889          7,322
Royalty revenue                                    197              -
                                          -------------  -------------
Total revenue                                   75,959         62,974

Net product cost of sales                       50,027         40,253
Service cost of sales                            4,730          5,046
                                          -------------  -------------
Total cost of sales                             54,757         45,299

Gross margin                                    21,202         17,675

Engineering and development expenses             7,542          7,279
Selling and marketing expenses                   9,267          8,916
General and administrative expenses              5,114          5,061
                                          -------------  -------------
   Loss from operations                           (721)        (3,581)

Other income (expense), net                         18           (324)
                                          -------------  -------------

Net loss                                         $(703)       $(3,905)
                                          =============  =============

Net loss per common share
Basic                                           $(0.05)        $(0.30)
Diluted                                         $(0.05)        $(0.30)

Weighted average number of common shares
 outstanding
Basic                                       13,125,438     12,889,789
Diluted                                     13,125,438     12,889,789

    CONTACT: Telular Corporation, Vernon Hills
             Jeffrey L. Herrmann, 847-247-9400
             Fax: 847-247-0021
             E-mail: jherrmann@telular.com